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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 1997 Stock Option Plan of Valley National Gases Incorporated of our report dated July 30, 2002, with respect to the consolidated financial statements of Valley National Gases Incorporated included in its Form 10-K for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

December 13, 2002
Pittsburgh, Pennsylvania